UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	June 9, 2009

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100
(Registrant's telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 (b), (c) & (d) DEPARTURE OF CERTAIN OFFICERS; APPOINTMENT OF CERTAIN
OFFICERS; APPOINTMENT OF DIRECTORS

On June 10, 2009, The Procter & Gamble Company (the “Company”) announced that A.G. Lafley, Chairman of the Board and Chief Executive Officer, will move full-time into the role of Chairman of the Board, effective July 1, 2009.

The Company also announced that Robert A. McDonald (55), currently Chief Operating Officer, has been elected President and Chief Executive, effective July 1, 2009, to serve at the pleasure of the Board of Directors.  Mr. McDonald has also been appointed as a member of the Company’s Board of Directors.  As an employee of the Company, he will not serve on any Board Committees.

During the past five years, Mr. McDonald held the following positions at the Company:  Chief Operating Officer (July 1, 2007 – present); Vice Chairman, Global Operations (July, 1, 2004 through June 30, 2007) and President – Global Fabric & Home Care (July 12, 2001 through June 30, 2004).

The Company issued a news release on June 10, 2009 announcing the appointment and election of Mr. McDonald and the changes to Mr. Lafley’s role.  A copy of this news release is furnished as Exhibit 99 to this report.

The Company is filing this 8-K pursuant to Item 5.02(b), (c) & (d), "Departure of Directors or Certain Officers; Appointment of Certain Officers; Appointment of Directors."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                THE PROCTER & GAMBLE COMPANY

                                                BY:    /s/ E. J. Wunsch
                                                   E. J. Wunsch
                                               Assistant Secretary
                                               June 10, 2009

EXHIBIT(S)
99.    News Release by The Procter & Gamble Company dated June 10, 2009.